Exhibit 4.42

To:    Scorpio Bulkers Inc.
SBI Bravo Shipping Company Limited
SBI Leo Shipping Company Limited
SBI Antares Shipping Company Limited
SBI Lyra Shipping Company Limited
SBI Subaru Shipping Company Limited
SBI Pegasus Shipping Company Limited
SBI Maia Shipping Company Limited
SBI Capoeira Shipping Company Limited
SBI Hydra Shipping Company Limited
SBI Carioca Shipping Company Limited
SBI Ursa Shipping Company Limited
SBI Orion Shipping Company Limited
SBI Lambada Shipping Company Limited
SBI Hercules Shipping Company Limited
SBI Hyperion Shipping Company Limited
9, Boulevard Charles III
Monaco 98000

Dated: June 15, 2016

Dear Sirs:

We refer to that certain senior secured term credit agreement dated as of July 29, 2014, among Scorpio Bulkers Inc., as borrower (the "Borrower"), the guarantors listed in Schedule 1-A of the Credit Agreement, as guarantors (each a "Guarantor"), the banks and financial institutions listed in Schedule 1-B to the Credit Agreement, as lenders (the "Lenders"), The Export-Import Bank of China, Crédit Agricole Corporate and Investment Bank ("CA-CIB"), Deutsche Bank AG London, BNP Paribas and Skandinaviska Enskilda Banken AB (publ), as lead arrangers (the "Lead Arrangers"), CA-CIB and Deutsche Bank AG London, as bookrunners (the "Bookrunners") and CA-CIB, as coordinating bank, account bank, security trustee (in such capacity, the "Security Trustee") and administrative agent (in such capacity, the "Agent" and together with the Lenders, the Lead Arrangers, the Bookrunners and the Security Trustee, the "Creditor Parties") as previously amended and supplemented by that certain letter agreement dated October 27, 2015, that certain letter agreement dated January 13, 2016, that certain letter agreement dated March 23, 2016 and that certain letter agreement dated April 26, 2016, each among the Borrower, each Guarantor named therein, the Lenders, the Agent and the Security Trustee (collectively, as the same has been or may be further amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"). We also refer to each of the Guarantor Joinder Agreements identified in Schedule 1 hereto (each a "Guarantor Joinder Agreement"). Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.

The Borrower has requested that the Lenders consent to:

1.	an amendment of the definition of "Consolidated Tangible Net Worth" in Clause 1.1 of the Credit Agreement to add at the end of such definition:

Exhibit 4.42

"and as adjusted to exclude (i) any incurred losses/write downs on assets sold and/or held for sale on or after December 31, 2013, (ii) any incurred losses on termination of shipbuilding contracts on or after December 31, 2013, and (iii) any impairment charges taken on assets on or after December 31, 2013";

2.
an amendment of Clause 2.1 of the Credit Agreement to reduce the maximum amount of any Advance to be made after the date of this letter agreement (the "Effective Date") from $15,000,000 to a reduced amount as follows:

a.	Advances related to the Collateral Vessels SBI HYPERION and SBI TETHYS shall not exceed $12,300,000 per vessel;

b.	Advances related to the Collateral Vessels SBI SAMSON and SBI PHOENIX shall not exceed $12,000,000 per vessel; and

c.	Advances related to the Collateral Vessels SBI MACARENA, SBI SWING and SBI JIVE shall not exceed $13,200,000 per vessel;

3.	an amendment of Clause 12.4 of the Credit Agreement so that it reads as follows:
"12.4 Minimum Interest Coverage. Commencing on March 31, 2018, the Borrower will not permit the ratio of Consolidated EBITDA to Consolidated Net Interest Expenses for any last day of each fiscal quarter to be less than:
(i) 1.00 to 1.00 on the last day of each fiscal quarter from and including March 31, 2018 to and including June 30, 2018, calculated:
(A) in respect of the fiscal quarter ending March 31, 2018, using Consolidated EBITDA and Consolidated Net Interest Expenses for the fiscal quarter ending March 31, 2018 only;
(B) in respect of the fiscal quarter ending June 30, 2018, using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarters ending March 31, 2018 and June 30, 2018 only;
(ii) 2.50 to 1.00 on the last day of fiscal quarter ending September 30, 2018, calculated using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarters ending March 31, 2018 , June 30, 2018 and September 30, 2018 only; and
(iii) 2.50 to 1.00 on the last day of each fiscal quarter from and including December 31, 2018, calculated quarterly on a trailing four-quarter basis"; and

4.	an amendment of the definition of "SMC Threshold" in Clause 15.2 of the Credit Agreement to reduce the percentage amount contained therein from 150% to 140%.

In exchange for the Lenders' consent to the foregoing, the Borrower has agreed to:

1.	pay to each Lender an amendment fee in the amount of $50,000; and

2.
an amendment of Clause 11.2(h) of the Credit Agreement to provide that through December 31, 2018, the Borrower shall not declare or pay any dividends or return any capital to the Borrower's equity holders or authorize or make any other distributions, payment or delivery of property or cash to its equity holders, or

Exhibit 4.42

redeem, retire, purchase or otherwise acquire, directly or indirectly, for value, any interest of any class or series of its Equity Interest (or acquire any rights, options or warrants relating thereto but not including convertible debt) now or hereafter outstanding, or repay any subordinated loans to equity holders, or set aside any funds for any of the foregoing purposes.

The Lenders hereby consent to the foregoing amendments of the Credit Agreement as indicated above subject to the following terms and conditions:

1.	On and after the Effective Date, the definition of "Consolidated Tangible Net Worth" in Clause 1.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:
"Consolidated Tangible Net Worth" means, on a consolidated basis, the total shareholders' equity (including retained earnings) of the Borrower, minus goodwill, and as adjusted to exclude (i) any incurred losses/write downs on assets sold and/or held for sale on or after December 31, 2013, (ii) any incurred losses on termination of shipbuilding contracts on or after December 31, 2013, and (iii) any impairment charges taken on assets on or after December 31, 2013."

2.	On and after the Effective Date, Clause 2.1 of the Credit Agreement shall be amended and restated as follows:
"2.1 Amount of Facility. Subject to the other provisions of this Agreement, the Lenders severally agree to make available to the Borrower a credit facility in the principal amount of up to $330,000,000 in up to twenty two (22) Advances, one in respect of each Collateral Vessel. The amount of each Advance shall not exceed the lesser of (a) $15,000,000 in the case of each Collateral Vessel delivered prior to the Effective Date, $12,300,000 per vessel for each of the Collateral Vessels SBI HYPERION and SBI TETHYS, $12,000,000 per vessel for each of the Collateral Vessels SBI SAMSON and SBI PHOENIX and $13,200,000 per vessel for each of the Collateral Vessels SBI MACARENA, SBI SWING and SBI JIVE, or (b) sixty percent (60%) of the Fair Market Value of the relevant Collateral Vessel on the date of the Drawdown Notice for the relevant Advance. The aggregate amount of all Advances shall not exceed $330,000,000 or such lesser amount as provided in this Agreement."

3.	On and after the Effective Date, Clause 11.2(h) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

"(h) Dividends. (i) Prior to December 31, 2018, the Borrower shall not, and

(ii)
at any time before or after December 31, 2018 so long as (i) an Event of Default has occurred and is continuing, or (ii) if an Event of Default would result therefrom, or (iii) if the Borrower is not in compliance with any of the Clauses 12.2 through and including 12.5, the Borrower and each Guarantor shall not, declare or pay any dividends or return any capital to the Borrower's equity holders or authorize or make any other distributions, payment or delivery of property or cash to its equity holders, or redeem, retire, purchase or otherwise

Exhibit 4.42

acquire, directly or indirectly, for value, any interest of any class or series of its Equity Interest (or acquire any rights, options or warrants relating thereto but not including convertible debt) now or hereafter outstanding, or repay any subordinated loans to equity holders, or set aside any funds for any of the foregoing purpose."

4.	On and after the Effective Date, Clause 12.4 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

"12.4 Minimum Interest Coverage. Commencing on March 31, 2018, the Borrower will not permit the ratio of Consolidated EBITDA to Consolidated Net Interest Expenses for any last day of each fiscal quarter to be less than:
(i) 1.00 to 1.00 on the last day of each fiscal quarter from and including March 31, 2018 to and including June 30, 2018, calculated:
(A) in respect of the fiscal quarter ending March 31, 2018, using Consolidated EBITDA and Consolidated Net Interest Expenses for the fiscal quarter ending March 31, 2018 only;
(B) in respect of the fiscal quarter ending June 30, 2018, using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarters ending March 31, 2018 and June 30, 2018 only;
(ii) 2.50 to 1.00 on the last day of fiscal quarter ending September 30, 2018, calculated using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarters ending March 31, 2018, June 30, 2018 and September 30, 2018 only; and
(iii) 2.50 to 1.00 on the last day of each fiscal quarter from and including December 31, 2018, calculated quarterly on a trailing four-quarter basis"; and

5.
On and after the Effective Date, the last sentences of Clause 15.2 of the Credit Agreement shall be amended and restated as follows: "For the purpose of this Clause 15.2, the "SMC Threshold" means 140% of the outstanding principal balance of the Loan."

6.
References in the Credit Agreement and each of the other Finance Documents to "this Agreement" or "Credit Agreement" or other equivalent references shall mean the Credit Agreement as amended and supplemented by this letter agreement. This letter agreement shall be deemed a "Finance Document" as such term is used in the Credit Agreement.

7.	Each of the Security Parties represents and warrants to the Creditor Parties that:

a.
the representations and warranties set out in Clause 10 of the Credit Agreement (other than those relating to a specific date) were true and correct as to the Borrower on the Effective Date and each Drawdown Date and as to each of the Guarantors on the date of the Guarantor Joinder Agreement to which it is a party and each Drawdown Date occurring on or after the date of such Guarantor Joinder Agreement and are true and correct as if made on the Prepayment Date and the date of this letter agreement;

Exhibit 4.42

b.
each of the Security Parties has the power to execute, deliver and perform its obligations under this letter agreement and all necessary corporate, shareholder and other actions have been taken by each Security Party to authorize the execution, delivery and performance of this letter agreement;

c.	this letter agreement constitutes valid and legally binding obligations of each of the Security Parties enforceable in accordance with its terms;

d.
the execution, delivery and performance of this letter agreement will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment or decree to which any of the Security Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Security Parties is a party or is subject or by which it or any of its property is bound; (iii) contravene or conflict with any provision of the constitutional documents of any of the Security Parties or (iv) result in the creation or imposition of or oblige any of the Security Parties to create any Security Interest (other than a Permitted Security Interest) on any of the undertaking, assets, rights or revenues of any of the Security Parties;

e.
it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this letter agreement that it or any other instrument be notarized, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Pertinent Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Pertinent Jurisdiction on or in relation to this letter agreement and this letter agreement is in proper form for its enforcement in the court of each Pertinent Jurisdiction; and

f.
every consent, authorization, license or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Security Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this letter agreement or the performance by any of the Security Parties of their respective obligations under this letter agreement has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

8.
Each of the Finance Documents to which a Security Party is a party and its obligations thereunder, shall remain in full force and effect notwithstanding the amendment of the Credit Agreement provided for in this letter agreement.

9.	On or before the Effective Date, the Borrower shall pay to the Agent for the account of each Lender, an amendment fee of $50,000 per Lender ($250,000 in the aggregate).

10.
The Borrower shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or any other Creditor Party in connection with the preparation and execution of this letter agreement and or the modification of the form of any Finance Document or any related documents deemed necessary by the

Exhibit 4.42

Agent in connection with the modifications to the Credit Agreement referred to herein, including, without limitation, the reasonable fees and disbursements of a Creditor Party's legal counsel.

11.
The Borrower and each Guarantor shall provide the Agent with copies of resolutions of the directors of each Security Party and stockholders of each Security Party (other than the Borrower) approving this letter agreement and authorizing the signature, delivery and performance of such Security Party's obligations hereunder, certified (in a certificate dated no earlier than five (5) Business Days prior to the Effective Date) by an officer of such Security Party as:

a.	being true and correct;

b.
being duly passed at meetings of the directors of such Security Party and of the stockholders of such Security Party (apart from the Borrower) duly convened and held or duly adopted by written consent;

c.	not having been amended, modified or revoked; and

d.	being in full force and effect,

e.	together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions.

12.
The Borrower shall provide the Agent with an opinion of Seward & Kissel LLP, special counsel to the Security Parties, with respect to New York and Marshall Islands law, in form and substance satisfactory to the Agent.

13.	The provisions of Clauses 29, 30, 32 and 33 of the Credit Agreement shall apply to this letter agreement as if set forth herein.

14.
Save as amended by this letter agreement, the provisions of the Credit Agreement and each of the other Finance Documents shall continue in full force and effect and the Credit Agreement and this letter agreement shall be read and construed as one instrument.

Very truly yours,

CRËDIT AGRÝCOLE CORPORATE and
INVESTMENT BANK, as Agent and Security Trustee
/s/ Geoffrey D. Ferrer
By:__________________________

Name: Geoffrey D. Ferrer
Title: Attorney-in-Fact

Exhibit 4.42

Consented and Agreed to as of
This __15__ day of June, 2016

CRËDIT AGRÝCOLE CORPORATE and
INVESTMENT BANK, as Lender

/s/ Geoffrey D. Ferrer
By:__________________________
Name: Geoffrey D. Ferrer
Title: Attorney-in-Fact

SKANDINAVISKA ENSKILDA BANKEN
AB (PUBL), as Lender

/s/ Ame Juell-Skielse
By:__________________________
Name:
Title:

THE EXPORT-IMPORT BANK OF
CHINA, as Lender

/s/ Gao D. Zefeng
By:__________________________
Name: Gao D. Zefeng
Title: Assistant General Manager

BNP PARIBAS, as Lender

/s/ Geoffrey D. Ferrer
By:__________________________
Name: Geoffrey D. Ferrer
Title: Attorney-in-Fact

DEUTSCHE BANK AG FILIALE
DEUTSCHLANDGESCHAFT, as
Lender

/s/ Geoffrey D. Ferrer
By:__________________________
Name: Geoffrey D. Ferrer
Title: Attorney-in-Fact

Exhibit 4.42

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Finance Documents (as such term is defined in the Credit Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Finance Documents to the "Credit Agreement", the "Agreement" or other equivalent references, shall be deemed to be references to the Credit Agreement as amended and supplemented by this letter agreement.

Scorpio Bulkers Inc.

By:__/s/___Hugh Baker____________
Name: Hugh Baker
Title: Chief Financial Officer
Date: June _15__, 2016

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Finance Documents (as such term is defined in the Credit Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Finance Documents to the "Credit Agreement", the "Agreement" or other equivalent references, shall be deemed to be references to the Credit Agreement as amended and supplemented by this letter agreement.

SBI Bravo Shipping Company Limited
SBI Leo Shipping Company Limited
SBI Antares Shipping Company Limited
SBI Lyra Shipping Company Limited
SBI Subaru Shipping Company Limited
SBI Pegasus Shipping Company Limited
SBI Maia Shipping Company Limited
SBI Capoeira Shipping Company Limited
SBI Hydra Shipping Company Limited
SBI Carioca Shipping Company Limited
SBI Ursa Shipping Company Limited
SBI Orion Shipping Company Limited
SBI Lambada Shipping Company Limited
SBI Hercules Shipping Company Limited
SBI Hyperion Shipping Company Limited

By:____/s/__Hugh Baker_________
Name: Hugh Baker
Title: Secretary
Date: June _15__, 2016

Exhibit 4.42

Schedule 1

Guarantor Joinder Agreement dated January 12, 2015 between SBI Bravo Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated February 4, 2015 between SBI Leo Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated February 13, 2015 between SBI Antares Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated July 13, 2015 between SBI Lyra Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated August 14, 2015 between SBI Pegasus Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated August 20, 2015 between SBI Subaru Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 2, 2015 between SBI Maia Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 4, 2015 between SBI Capoeira Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 10, 2015 between SBI Hydra Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 21, 2015 between SBI Carioca Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated October 13, 2015 between SBI Ursa Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated November 2, 2015 between SBI Orion Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated January 8, 2016 between SBI Lambada Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated January 8, 2016 between SBI Hercules Shipping Company Limited and the Agent.

Exhibit 4.42

Guarantor Joinder Agreement dated May 19, 2016 between SBI Hyperion Shipping Company Limited and the Agent.

LEGAL\26598997\3 05112.0001.000/345235.000